SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 30, 2003

ZILA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5227 North 7th Street Phoenix, Arizona	85014

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 266-6700

Item 5. Other Events

On June 30, 2003, Zila, Inc. announced that it had received a $20 million payment in settlement of the dispute with its former clinical research organization. The Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description is qualified by reference to such exhibit.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit Number	Description

99.1	Press release dated June 30, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC., a Delaware corporation

		By:	/s/ Dr. Douglas Burkett, Ph.D.

Date:	July 1, 2003	Douglas D. Burkett, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)